UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 2 to the Form 8-A filed on January 7, 2011)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (469) 893-2200

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not Applicable
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Series A Junior Participating Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

        None

(Title of Class)

TENET HEALTHCARE CORPORATION

EXPLANATORY NOTE

Tenet Healthcare Corporation (the “Registrant”) hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission on January 7, 2011 (the “Original Registration Statement”) as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of the Original Registration Statement is hereby amended by incorporating by reference into this registration statement on Form 8-A/A the content of Item 1.01 of the Form 8-K of the Registrant filed on September 7, 2011. This Form 8-K describes an amendment made to the Section 382 Rights Agreement, dated as of January 7, 2011, as amended, between the Registrant and The Bank of New York Mellon, as rights agent. A copy of such amendment is attached hereto as Exhibit 4.3 and is hereby incorporated by reference herein.

Item 2.	Exhibits.

The following exhibit is filed as a part of this Registration Statement:

Exhibit No.	Description

4.3	Amendment dated as of September 7, 2011 to the Section 382 Rights Agreement dated as of January 7, 2011, as amended, between Tenet Healthcare Corporation and the Bank of New York Mellon, as rights agent (incorporated by reference to Form 8-K of the Registrant filed on September 7, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 7, 2011

TENET HEALTHCARE CORPORATION

By:	/s/ Gary K. Ruff
Name:	Gary K. Ruff
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.3	Amendment dated as of September 7, 2011 to the Section 382 Rights Agreement dated as of January 7, 2011, as amended, between Tenet Healthcare Corporation and the Bank of New York Mellon, as rights agent (incorporated by reference to Form 8-K of the Registrant filed on September 7, 2011).

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